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                                                               EXHIBIT (d)(1)(a)

                               THE MAINSTAY FUNDS

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

                                   SCHEDULE A
                   (as amended and restated on June 28, 2005)


FUNDS                                                           ANNUAL RATE(1)
Capital Appreciation Fund                                          0.72%(2)

Common Stock Fund*                                                 0.70%(3)
(formerly Growth Opportunities Fund)

Convertible Fund                                                   0.72%(4)

Diversified Income Fund*                                           0.60%(3)
(formerly Strategic Income Fund)

Equity Index Fund                                                  0.25%(5)

Global High Income Fund*                                           0.70%(3)
(formerly Global High Yield Fund)

Government Fund                                                    0.60%(6)

High Yield Corporate Bond Fund                                     0.60%(7)

International Equity Fund                                          0.90%(3), (8)

Large Cap Growth Fund                                              0.80%(9)

MAP Fund                                                           0.75%(10)

Mid Cap Growth Fund                                                0.75%(3)

Mid Cap Value Fund*                                                0.70%(3)
(formerly Equity Income Fund)

Money Market Fund                                                  0.50%(11)

Small Cap Growth Fund                                              1.00%(10)

Small Cap Value Fund                                               0.85%(10), (12)

Tax Free Bond Fund                                                 0.60%(10)

Total Return Fund                                                  0.64%(13)

Value Fund                                                         0.72%(14)


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* Name changes effective January 1, 2004.

(1)  of each Fund's average daily net assets.

(2) contractual fee breakpoints as follows: 0.72% on assets up to $200 million; 0.65% on assets from $200 million up to $500 million; and 0.50% on assets in excess of $500 million.

(3) The Board of Trustees approved a 0.05% contractual fee reduction on assets in excess of $500 million for each of these 7 funds, effective August 1, 2004.

(4) contractual fee breakpoints as follows: 0.72% on assets up to $500 million, 0.67% on assets from $500 million up to $1.0 billion; and 0.62% on assets in excess of $1.0 billion

(5) At a meeting held on June 14, 2005, the Board of Trustees approved contractual fee breakpoints effective August 1, 2005 as follows: 0.25% on assets up to $1.0 billion, 0.225% on assets from $1.0 billion up to $3.0 billion; and 0.20% on assets in excess of $3.0 billion

(6) contractual fee breakpoints as follows: 0.60% on assets up to $1 billion; and 0.55% on assets in excess of $1 billion.

(7) contractual fee breakpoints as follows: 0.60% on assets up to $500 million; and 0.55% on assets in excess of $500 million.

(8) Effective January 1, 2004, the management fee payable by the Fund was reduced to 0.90% of the Fund's average daily net assets.

(9) contractual fee breakpoints as follows: 0.80% on assets up to $250 million; 0.75% on assets from $250 million up to $500 million; 0.725% on assets from $500 million up to $750 million; 0.70% on assets from $750 million up to $2 billion; 0.65% on assets from $2 billion up to $3 billion; and 0.60% on assets in excess of $3 billion.

(10) At a meeting held on June 10, 2003, the Board of Trustees approved a 0.05% contractual fee reduction on assets in excess of $1.0 billion for each of these 4 funds, effective immediately.

(11) contractual fee breakpoints as follows: 0.50% on assets up to $300 million; 0.45% on assets from $300 million up to $700 million; 0.40% on assets from $700 million up to $1 billion; and 0.35% on assets in excess of $1 billion.

(12) Effective July 1, 2004, the management fee payable by the Fund was contractually reduced from 1.00% to 0.85% of the Fund's average daily net assets (in connection with the approval of a new sub-advisory agreement with MacKay Shields LLC).

(13) contractual fee breakpoints as follows: 0.64% on assets up to $500 million; and 0.60% on assets in excess of $500 million.


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(14) contractual fee breakpoints as follows: 0.72% on assets up to $200 million;
     0.65% on assets from $200 million up to $500 million; and 0.50% on assets in excess of $500 million.